     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1997

                                                   REGISTRATION NO. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                           GENERAL CABLE CORPORATION
                           -------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            06-1398235
           --------                                            ----------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                               4 TESSENEER DRIVE
                        HIGHLAND HEIGHTS, KENTUCKY 41076
                        --------------------------------
                        (Address of principal executive
                          offices including zip code)

                           GENERAL CABLE CORPORATION
                       SAVINGS PLAN FOR HOURLY EMPLOYEES
                       ---------------------------------
                            (Full title of the plan)

                         -----------------------------

                               STEPHEN RABINOWITZ
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           GENERAL CABLE CORPORATION
                               4 TESSENEER DRIVE
                        HIGHLAND HEIGHTS, KENTUCKY 41076
                                 (606) 572-8000
                                 --------------
           (Name, address and telephone number of agent for service)

                                    Copy To:
                           RICHARD G. SCHMALZL, ESQ.
                            GRAYDON, HEAD & RITCHEY
                            1900 FIFTH THIRD CENTER
                               511 WALNUT STREET
                             CINCINNATI, OHIO 45202
                                 (513) 621-6464

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
  TITLE OF SECURITIES         AMOUNT TO BE          PROPOSED MAXIMUM        PROPOSED MAXIMUM            AMOUNT OF
    TO BE REGISTERED           REGISTERED          OFFERING PRICE PER      AGGREGATE OFFERING        REGISTRATION FEE
                                                          SHARE                   PRICE
----------------------------------------------------------------------------------------------------------------------
   COMMON STOCK, PAR          25,000 SHARES              $30.50                 $762,500                $231.06(1)
      VALUE $.01
----------------------------------------------------------------------------------------------------------------------
     PARTICIPATION                 (2)                     (2)                     (2)                      (2)
      INTERESTS(2)
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of General Cable Corporation common stock, par value $.01, reported on the New York Stock Exchange on July 18, 1997.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         General Cable Corporation (the "Registrant") is filing this Registration Statement on Form S-8 in order to register 25,000 shares of its common stock, par value $.01 ("Common Stock"), under the General Cable Corporation Savings Plan for Hourly Employees (the "Plan") and to register interests in the Plan.

PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS.

         The documents containing the information required in Part I of the Registration Statement will be provided to each participant in the Plan as required by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the instructions to Form S-8.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3. Incorporation of Documents by Reference.
        ----------------------------------------

         The following documents, as filed with the Commission, are incorporated herein by reference:

         (i) The Registrant's latest annual report and the Plan's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or, in the case of the Registrant, either: (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which statements have been filed, or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year; and

         (ii) The description of the Registrant's Common Stock contained in Registrant's Form 8-A (File No. 1-12983), as filed with the Commission on May 14, 1997, pursuant to Section 12(b) of the Securities Exchange Act of 1934 as incorporated by reference from the Registrant's Form S-1 (File No. 333-22961) first filed with the Commission on March 7, 1997.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.
        --------------------------

         Not applicable.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

         None.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law ("DGCL"), Article VII of the Registrant's Certificate of Incorporation contains provisions which eliminate personal liability of members of its board of directors for violations of their fiduciary duty of care. Neither the DGCL nor the Certificate of Incorporation, however, limits the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the DGCL, or obtaining an improper personal benefit. Article VII of the Registrant's Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

         In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Article XIV of the Registrant's Bylaws provides that the Registrant is obligated to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant in which such person has been adjudged liable to the Registrant) by reason of the fact that he is or was a director, officer or employee of the Registrant, or is or was a director, officer or employee of the Registrant serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the Registrant in which a claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, such person shall be indemnified only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought has determined that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         The Registrant currently maintains an insurance policy that provides coverage pursuant to which the Registrant is to be reimbursed for amounts it may be required or permitted by law to pay to indemnify directors and officers.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

Exhibit  Description of Exhibit
-------  ----------------------
  4.1    Certificate of Incorporation of General Cable Corporation
  4.2    Bylaws of General Cable Corporation

  5.1             Opinion of Robert J. Siverd
 23.1             Consent of Robert J. Siverd (included in opinion)
 23.2             Consent of Deloitte & Touche LLP

         Pursuant to the requirements of Item 8 of Form S-8, the undersigned Registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings
        ------------

A. INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the mater has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B. SUBSEQUENT EXCHANGE OF DOCUMENTS

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. OTHER

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highland Heights, Commonwealth of Kentucky, on this 23rd day of July, 1997.

                                                GENERAL CABLE CORPORATION

                                                By: /s/ Stephen Rabinowitz
                                                   -----------------------------
                                                   Stephen Rabinowitz
                                                   Chairman, President and Chief
                                                   Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

July 23, 1997                                      /s/ Stephen Rabinowitz
                                                  -----------------------------
                                                  Stephen Rabinowitz
                                                  Chairman, President and Chief
                                                  Executive Officer
                                                  (principal executive officer)

July 23, 1997                                      /s/ Gregory B. Kenny
                                                  -----------------------------
                                                  Gregory B. Kenny
                                                  Executive Vice President,
                                                  Chief Operating Officer
                                                  and Director

July 23, 1997                                      /s/ Kevin J. Doyle
                                                  -----------------------------
                                                  Kevin J. Doyle
                                                  Director

July 23, 1997                                      /s/ David A. Roper
                                                  -----------------------------
                                                  David A. Roper
                                                  Director

July 23, 1997                                      /s/ Christopher F. Virgulak
                                                  -----------------------------
                                                  Christopher F. Virgulak
                                                  Chief Financial Officer
                                                  (principal accounting and
                                                  financial officer)

                  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highland Heights, Commonwealth of Kentucky, on this 23rd day of July, 1997.

                                              GENERAL CABLE CORPORATION SAVINGS
                                              PLAN FOR HOURLY EMPLOYEES

                                              By: /s/ Robert J. Siverd
                                                 ----------------------------
                                              Name: Robert J. Siverd
                                                   --------------------------
                                              Title: Member, Retirement Plans
                                                     Finance Committee
                                                    -------------------------

                               INDEX TO EXHIBITS

Exhibit           Description of Exhibit
-------           ----------------------
 4.1              Certificate of Incorporation of General Cable Corporation
                  Filed as an exhibit to the Registrant's Registration
                  Statement on Form S-1 (File No. 333-22961) as amended,
                  declared effective by the SEC on May 15, 1997 and
                  incorporated by reference herein.

 4.2              Bylaws of General Cable Corporation
                  Filed as an exhibit to the Registrant's Registration
                  Statement on Form S-1 (File No. 333-22961) as amended, declared effective by the SEC on May 15, 1997 and incorporated by reference herein.

 5.1              Opinion of Robert J. Siverd

23.1              Consent of Robert J. Siverd (included in opinion)

23.2              Consent of Deloitte & Touche LLP


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